Exhibit 3.30

BYLAWS

OF

QORVO OREGON, INC.

ARTICLE 1

OFFICES

1.1 Principal Office. The principal office of the corporation shall be located in the State of Oregon. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2 Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2

SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders shall be held during the month of December of each year, unless a different date is fixed by the Board of Directors and stated in the notice of the meeting, beginning with the year 2005. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

2.2 Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting, unless a lower or higher percentage be fixed in the corporation’s articles of incorporation, The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

2.3 Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

2.4 Participation at Meetings. The shareholders may hold an annual or special meeting by, or permit the conduct of a meeting through, use of any means of communication by which all shareholders participating may simultaneously hear each other. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

2.5 Notice of Meetings. The corporation shall deliver to shareholders entitled to vote at the meeting written notice of the date, time, place and means of communication of each annual and special shareholders’ meeting not earlier than sixty (60) days nor less than ten (10) days before the meeting date. Notice of a special meeting shall also include a description of the purpose or purposes for which the meeting is called. Notice to a shareholder is effective:

(a) Upon deposit in the United States mail if it is mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the corporation’s current record of shareholders, with postage thereon prepaid; or

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(b) When electronically transmitted to the shareholder in a manner authorized in writing by the shareholder.

2.6 Waiver of Notice. A shareholder may at any time waive any notice required by law, the articles of incorporation or these bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.7 Record Date.

2.7.1 For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

2.7.2 A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

2.7.3 If a court orders a meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.8 Shareholders’ List for Meeting. After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

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2.9 Chairperson; Conduct of Meeting. At each shareholders’ meeting, a chairperson must preside. The chairperson shall be appointed by the Board of Directors. Unless otherwise provided in the articles of incorporation, the chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders. The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be considered to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, or any revocations or changes thereto, may be accepted.

2.10 Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

2.11 Voting Requirements; Action Without Meeting. Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the articles of incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the articles of incorporation. No cumulative voting for directors shall be permitted unless the articles of incorporation so provide.

Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. If permitted by the corporation’s articles of incorporation, action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted. The action taken without a meeting must be evidenced by one or more written consents describing the action taken, signed either (i) by all the shareholders entitled to vote on the action, or (ii) if permitted by the corporation’s articles of incorporation, by those shareholders having not less than the minimum number of votes that would be necessary to take such action as the case may be, and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken by unanimous written consent of the shareholders is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. Action taken by less than unanimous written consent is effective when the consent(s) bearing sufficient signatures are delivered to the corporation, unless the consent(s) specify an earlier or later effective date. An effective date specified in the written consent may not be earlier than the effective date of the provision permitting action.

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The corporation must give written notice of an action taken by less than unanimous written consent promptly after the action is taken to shareholders who did not consent in writing to the action. The notice given must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to those shareholders in a notice of meeting at which the proposed action would have been submitted to those shareholders for action, If the law requires that notice of proposed action be given to nonvoting shareholders and the action is taken by less than unanimous written consent, the corporation must give its nonvoting shareholders written notice of the action promptly after the action is taken. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous written consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. In each case, the notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action. The fact that an action is taken by written consent without a meeting does not impair any rights a shareholder who does not consent to the action may have to dissent and obtain payment for the shareholder’s shares under ORS 60.551 to 60.594. A shareholder who consents to the action in writing is not entitled to receive payment for the shareholder’s shares under ORS 60.551 to 60.594.

2.12 Proxies.

2.12.1 A shareholder may vote shares in person or by proxy. A shareholder may authorize a proxy by any means authorized by law. An authorization of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An authorization is valid for eleven (11) months unless a longer period is provided in the authorization. An authorization is revocable by the shareholder unless the authorization conspicuously states that it is irrevocable and the authorization is coupled with an interest that has not been extinguished.

2.12.2 The death or incapacity of a shareholder authorizing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the authorization.

2.13 Corporation’s Acceptance of Votes.

2.13.1 If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

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2.13.2 If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

(d) The name signed purports to be that of a pledge; beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

(e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

2.13.3 The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

2.13.4 The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the other corporation; provided, however, the corporation may vote any shares, including the corporation’s shares, held by it in a fiduciary capacity.

2.13.5 The corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

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ARTICLE 3

BOARD OF DIRECTORS

3.1 Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2 Number, Election and Qualification. The number of directors of the corporation shall be a minimum of one (1) and a maximum of five (5), as determined from time to time by the Board of Directors. The shareholders or Board of Directors may change from time to time the number of directors. The directors shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.3 Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.6 Notice. Notice shall be given to each director of the date, time and place of any special meeting of the Board of Directors. Such notice shall be given at least two (2) days prior to the meeting by any means provided by law, including communication in person, by mail or other method of delivery, by telephone or by voice mail, or other electronic transmission. If notice to the director is written notice, it is effective:

(a) Upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid; or

(b) When electronically transmitted to the director in a manner authorized by the director. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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3.7 Waiver of Notice. A director may at any time waive any notice required by law, the articles of incorporation or these bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records.

3.8 Quorum. A majority of the number of directors fixed from time to time by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.9 Manner of Acting.

3.9.1 The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the articles of incorporation or these bylaws.

3.9.2 The Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

3.9.3 Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

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3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting, or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

3.13 Director Conflict of Interest.

3.13.1 A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

3.13.2 A conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

3.13.3 A conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving or ratifying the transactions.

3.13.4 A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

3.14 Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the articles of incorporation provide for removal for cause only. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

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3.15 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the corporation. Such resignation shall be effective, unless the notice specifies a later effective date, (a) on receipt, (b) five (5) days after its deposit in the United States mails, if mailed postpaid and correctly addressed or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE 4

COMMITTEES

4.1 Designation of Committees. Unless the articles of incorporation provide otherwise, the Board of Directors may create one or more committees and may appoint one or more members of the Board of Directors to serve on each committee. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law. No member of a committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of a committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the articles of incorporation or these bylaws.

4.2 Powers of Committees. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, a committee may have and may exercise all the powers of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing or approving distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; approving or proposing to the shareholders action that are required to be approved by the shareholders under the articles of incorporation or these bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; adopting, amending or repealing bylaws.

4.3 Procedures; Meetings; Quorum.

4.3.1 The Board of Directors shall appoint a chairperson from among the members of each committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairperson shall preside at all meetings of the committee and the secretary of the committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.

4.3.2 The provisions of Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of these bylaws shall apply both to the committees of the Board of Directors and to the members of the committees.

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4.3.3 The Board of Directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member during the member’s absence or disqualification. Unless the articles of incorporation, the bylaws, or the resolution creating the committee provide otherwise, in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting unanimously, may appoint a director to act in place of the absent or disqualified member.

4.3.4 The Board of Directors may approve a reasonable fee for the members of each committee as compensation for attendance at meetings of the committee.

ARTICLE 5

OFFICERS

5.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation or removal.

5.3 Qualification. An officer need not be a director or shareholder of the corporation or a resident of the State of Oregon.

5.4 Resignation and Removal. An officer may resign at any time by delivering notice of such, resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective time. If the corporation accepts a specified later effective time, the Board of Directors or the appointing officer may fill the pending vacancy before the effective time, but the successor may not take office until the effective time. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. An officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

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5.6 Chief Executive Officer. The Chief Executive Officer, if appointed, shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The Chief Executive Officer shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The Chief Executive Officer may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The Chief Executive Officer shall from time to time report to the Board of Directors all matters within the Chief Executive Officer’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The Chief Executive Officer shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The Chief Executive Officer shall perform other duties assigned by the Board of Directors.

5.7 President. The President shall be the chief operating officer, and in the absence of a Chief Executive Officer, shall also be the chief executive officer of the corporation. The President shall manage the ongoing business affairs of the corporation, including manufacturing, marketing and administrative activities. The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall perform other duties assigned by the Board of Directors.

5.8 Chief Financial Officer. The Chief Financial Officer, if appointed, shall oversee the financial and accounting matters of this corporation with respect to the receipt and deposit of funds. The Chief Financial Officer shall have such other powers and duties as may be designated from time to time by the Board of Directors. The Chief Financial Officer may also be referred to as the “Treasurer” of this corporation.

5.9 Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.10 Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.9 above, the Secretary shall make such succession.

5.11 Assistant Secretaries. The Assistant Secretaries may sign, with another officer of the corporation, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by

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the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.

5.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE 6

ISSUANCE OF SHARES

6.1 Certificates for Shares.

6.1.1 Certificates representing shares of the corporation shall be in a form determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

6.1.2 Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the articles of incorporation, the bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

6.1.3 The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

6.2 Transfer of Shares. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE 7

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3 Checks; Drafts. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1 Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”

8.2 Severability. Any determination that any provision of these bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these bylaws.

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ARTICLE 9

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

ADOPTED: December 14, 2004 and last amended as of May 2, 2016

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THIS IS TO CERTIFY, that the above bylaws of Qorvo Oregon, Inc., an Oregon corporation (the “Corporation”), are the true, complete and correct bylaws of the Corporation, reflecting all amendments as of May 2, 2016.

/s/ Jeffrey C. Howland
Jeffrey C. Howland, Secretary

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